UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2018

Hash Labs Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	033-25126 D	85-0368333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

78 SW 7th Street Miami, FL	33130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 295-1990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 18, 2018, Hash Labs Inc. and its wholly-owned subsidiary CXAU Corp. (collectively with Hash Labs Inc., the “Company”) entered into a master services agreement with Dillon Gage Incorporated of Dallas (“Dillon Gage”). Pursuant to the master services agreement, the Company and Dillon Gage agreed to cooperate and use commercially reasonable efforts to enable the launch of the Company’s mobile application , CXAU Digital Vault and Crypto-Gold, that will convert gold into a price-stable, 100% backed by physical gold crypto asset, by March 4, 2019.

Under the master services agreement, upon the launch of the CXAU platform, the Company will be responsible for the general management and operation of the CXAU platform, and Dillon Gage agreed to provide certain services in connection with the CXAU platform, including to (a) coordinate and manage the deposit and transfer of CXAU users’ physical gold into digital/crypto gold, (b) coordinate and manage the acquisition and deposit of physical gold in direct proportion to the CXAU users’ digital vault conversion, with fiat currency, (c) coordinate purchase and delivery of physical gold to vaults operated by the Royal Canadian Mint, for reserve on behalf of the CXAU members, (d) coordinate the insurance, audit and storage of the CXAU physical gold reserves, and (e) upon any redemption/liquidation by a CXAU member, convert the CXAU unit value into physical gold, and transfer the redemption gold. Dillon Gage will be entitled to 50% of certain fees that the Company contemplates it will charge and collect from CXAU members.

The foregoing description of the master services agreement is not complete and is qualified in its entirety by reference to the full text of such agreement filed as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Master Services Agreement between the Company and Dillon Gage

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HASH LABS INC.

Date: October 23, 2018	By:	/s/ J. Mark Goode
Name: J. Mark Goode
Title: Chief Executive Officer

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